Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ASGI AURORA OPPORTUNITIES FUND, LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 2010, AT 11:33 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4901924 8100

AUTHENTICATION: 8371490

101105598

DATE: 11-22-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:33 AM 11/19/2010 FILED 11:33 AM 11/19/2010 SRV 101105598 - 4901924 FILE

STATE OF DELAWARE
CERTIFICATE OF FORMATION

OF

ASGI Aurora Opportunities Fund, LLC

FIRST.   The name of the limited liability company formed hereby is: ASGI Aurora Opportunities Fund, LLC.

SECOND.  The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its Registered Agent at such address is Corporation Service Company.

THIRD.   The limited liability company shall have perpetual existence, beginning on the date of filing its Certification of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 18th day of November, 2010.